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                                                                   EXHIBIT 23.1






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:

We consent to the use of our report dated January 16, 1997, with respect to the consolidated financial statements of Zions Bancorporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended
December 31, 1996 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP


October 6, 1997
Salt Lake City, Utah